Exhibit 10.1

FORBEARANCE AGREEMENT

among

EBET, INC. F/K/A ESPORTS TECHNOLOGIES, INC.

as the Borrower,

the SUBSIDIARIES OF THE BORROWER,

as Guarantors

and

CP BF LENDING, LLC,

as Lender

Dated as of June 30, 2023

This FORBEARANCE AGREEMENT (this “Agreement”) is entered into as of June 30, 2023 by and between EBET, INC. f/k/a ESPORTS TECHNOLOGIES, INC., a Nevada corporation (the “Borrower”), the Guarantors, and CP BF LENDING, LLC, a Delaware limited liability company (the “Lender”).

WHEREAS, the Lender and the Borrower are parties to that certain Credit Agreement dated as of November 29, 2021, (the “Credit Agreement”) whereby the Lender advanced a term loan to the Borrower in the original principal amount of THIRTY MILLION DOLLARS and 00/100 CENTS (US$30,000,000.00) (the “Loan” as defined in the Credit Agreement) which Loan and other Obligations under the Credit Agreement have been unconditionally guaranteed by the Guarantors;

WHEREAS, the Lender, the Borrower and the Guarantors have entered into a First Amendment and Limited Waiver Agreement dated as of May 16, 2022 (the “First Amendment”), as modified by a Limited Waiver Extension Agreement dated as of May 31, 2022, a Second Limited Waiver Agreement dated as of June 15, 2022, a Third Limited Waiver Agreement dated as of July 15, 2022, a Fourth Limited Waiver Agreement dated as of August 2, 2022, a Fifth Limited Waiver Agreement dated as of August 15, 2022, a Sixth Limited Waiver Agreement dated as of September 2, 2022, a Seventh Limited Waiver Agreement dated as of September 30, 2022, an Eighth Limited Waiver Agreement dated as of October 6, 2022, a Ninth Limited Waiver Agreement dated as of October 31, 2022, a Tenth Limited Waiver Agreement dated as of November 30, 2022, an Eleventh Limited Waiver Agreement dated as of December 16, 2022, a Twelfth Limited Waiver Agreement dated as of January 9, 2023, a Thirteenth Limited Waiver Agreement dated as of January 31, 2023, a Fourteenth Limited Waiver Agreement dated as of February 1, 2023, a Fifteenth Limited Waiver Agreement dated as of April 28, 2023, a Sixteenth Limited Waiver Agreement dated as of May 12, 2023, a Seventeenth Limited Waiver Agreement dated as of May 26, 2023, an Eighteenth Limited Waiver Agreement dated as of June 9, 2023, and a Nineteenth Limited Waiver dated as of June 20, 2023 (collectively, together with the First Amendment, the “Limited Waiver Agreement”), whereby upon the satisfaction of certain conditions, the Lender would provide a limited waiver of certain Potential Events of Default through June 30, 2023;

WHEREAS, the Limited Waiver Agreement has expired and the Potential Events of Default identified in the Limited Waiver Agreement are now Events of Default, and together with any other Defaults which have occurred since June 20, 2023 all of which are set forth on Exhibit A attached hereto, are hereinafter the “Specified Events of Default”;

WHEREAS, on February 13, 2023, via electronic mail, a copy of which is attached hereto as Exhibit B and incorporated herein and as amended thereafter on April 28, 2023 in the Fifteenth Limited Waiver Agreement, on May 12, 2023 in the Sixteenth Limited Waiver Agreement, on May 26, 2023 in the Seventeenth Limited Waiver Agreement, on June 9, 2023 in the Eighteenth Limited Waiver Agreement, and on June 20 in the Nineteenth Limited Waiver Agreement (the “2/13 Email”), Lender agreed on a limited basis to defer the ongoing requirement to provide Aspire Excess Cash Flow Certificates for the period of time provided for therein and on the terms and conditions contained therein;

WHEREAS, on February 14, 2023, via electronic mail, a copy of which is attached hereto as Exhibit C and incorporated herein and as amended thereafter on April 28, 2023 in the Fifteenth Limited Waiver Agreement, on May 12, 2023 in the Sixteenth Limited Waiver Agreement, on May 26, 2023 in the Seventeenth Limited Waiver Agreement, on June 9, 2023 in the Eighteenth Limited Waiver Agreement, and on June 20 in the Nineteenth Limited Waiver Agreement (the “2/14 Email”), Borrower and Lender agreed that certain adjustments would be made to the Warrant on May 3, 2023 as provided for in the 2/14 Email in respect of June 2022 adjustments to the Preferred Stock Warrants and with respect to a Note Conversion Option Agreement that became effective following the February 2023 equity issuance;

WHEREAS, the Borrower is in default under the Credit Documents;

WHEREAS, the Borrower and the Guarantors have requested that the Lender forbear from exercising its rights and remedies under the Credit Agreement and the other Credit Documents;

WHEREAS, the Lender is willing to forbear from exercising such rights and remedies for a limited period of time, provided that Borrower and Guarantors comply with the terms and conditions of this Agreement;

WHEREAS, Lender and the Credit Parties further wish to set forth their mutual acknowledgements, confirmations and agreements in this Agreement subject to the understanding that except as modified in this Agreement, nothing in this Agreement constitutes or will constitute a modification, amendment or other change to the terms of the Credit Documents previously executed between the Lender and the Credit Parties, and that this Agreement may not, in any circumstance, be regarded as a moratorium or novation of any obligations of the Credit Parties.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Lender and the Credit Parties hereby agree as follows:

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1. Defined Terms. Capitalized terms used herein and not otherwise defined in the recitals shall have the meanings ascribed to them in the Credit Documents.

2. Borrower Acknowledgements.

a. Defaults. Borrower and Guarantors acknowledge that the Specified Events of Default hereto have occurred or will occur during the term of this Agreement and that the Specified Events of Default in existence as of the date of this Agreement are continuing.

b. Credit Documents. The Credit Documents and all other agreements, instruments and other documents executed in connection with or relating to the Obligations or the Collateral are legal, valid, binding and enforceable against Borrower and Guarantors in accordance with their terms. The terms of the Credit Documents as in effect immediately prior to the effectiveness of this Agreement remain unchanged, except as modified by this Agreement.

c. No Lending Obligations. As a result of the Specified Events of Default, the Lender has no obligation to make loans or otherwise extend credit to Borrower, except as expressly contemplated under this Agreement, and that any extensions of credit made during the Forbearance Period (as defined below) are to be made in the sole discretion of the Lender and shall not constitute a waiver of any of Lender’s rights under the Credit Documents.

d. Right to Accelerate Obligations. As a result of the Specified Events of Default, the Lender has the immediate right to accelerate the maturity and demand immediate payment of the Obligations.

e. Default Notice. To the extent a notice of default is required by the Credit Documents to be provided to the Borrower and the Guarantors, the Borrower and the Guarantors acknowledge that this Agreement shall constitute such notice under the Credit Documents. The Borrower and the Guarantors further acknowledge that such notice is received timely and properly, that the Lender reserves all rights and remedies available to it under the Credit Documents and at law. The Borrower and the Guarantors hereby waive any rights to receive further notice solely in connection with the Specified Events of Default. All applicable cure periods relating to the Specified Events of Default are waived by the Borrower and the Guarantors.

f. Default Interest Rate. By reason of the Specified Events of Default, the Lender has the right, as of the Effective Date (as defined below), to impose the default rate of interest under Section 2.4(c) of the Credit Agreement commencing from the date of the occurrence of the initial Specified Event of Default.

g. No Waiver of Defaults. Neither this Agreement, nor any actions taken in accordance with this Agreement or the Credit Documents, including the Lender’s willingness to extend credit to the Borrower pursuant to the terms of this Agreement, shall be construed as a waiver of or consent to the Specified Events of Default or any other existing or future defaults under the Credit Documents, as to which the Lender’s rights shall remain reserved.

h. Preservation of Rights and Remedies. Upon expiration of the Forbearance Period, all of the Lender’s rights and remedies under the Credit Documents and at law and in equity shall be available without restriction or modification, as if the forbearance had not occurred.

i. Lender Conduct. The Lender has fully and timely performed all of its obligations and duties in compliance with the Credit Documents and applicable law, and has acted in good faith under the circumstances.

j. Request to Forbear. The Borrower and the Guarantors have requested the Lender’s forbearance as provided herein, which shall inure to their direct and substantial benefit.

3. Forbearance Period. Subject to compliance by the Borrower and the Guarantors with the terms and conditions of this Agreement, the Lender hereby agrees to forbear from exercising its rights and remedies against the Borrower and the Guarantors under the Credit Documents (including but not limited to those rights identified in Section 2 (d) and (f) hereinabove) with respect to the Specified Events of Default during the period commencing on the Effective Date and ending on the earlier to occur of (i) August 31, 2023] and (ii) a Termination Event as defined in Section 4 (the "Forbearance Period"). The Lender’s forbearance, as provided herein, shall immediately and automatically cease without notice or further action on the earlier to occur of (i) or (ii) above (the “Termination Date”). On and from the Termination Date, the Lender may, in its sole discretion, exercise any and all remedies available to Lender under the Credit Documents by reason of the occurrence of any Events of Default thereunder or the continuation of any Specified Events of Default.

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4. Termination Events. The Forbearance Period shall immediately and automatically cease without notice or further action upon the occurrence of any of the following events (each a “Termination Event”):

a.       the filing of insolvency, bankruptcy or liquidation proceedings by or against the Borrower or any Guarantor;

b.       any Default or Event of Default occurs under the Credit Documents other than a Specified Event of Default; or

c.       the Borrower or any Guarantor defaults or otherwise fails in the performance of any material requirement, covenant or other obligation under this Agreement.

5. Extension of Forbearance Period. In the sole discretion of the Lender and without obligation, after the Termination Date the Lender may renew or extend the Forbearance Period, or grant additional forbearance periods.

6. Scope of Forbearance. During the Forbearance Period, the Lender will not (i) accelerate the maturity of the Obligations or initiate proceedings to collect the Obligations; (ii) initiate or join in filing any involuntary bankruptcy petition with respect to the Borrower and the Guarantors under the Bankruptcy Code, or otherwise file or participate in any insolvency, reorganization, moratorium, receivership or other similar proceedings against the Borrower or the Guarantors under the laws of the US or under other Insolvency Laws; (iii) repossess or dispose of any of the Collateral, through judicial proceedings or otherwise; (iv) initiate proceedings to enforce the Guaranty; or (v) assess or apply Default Interest Rate under the Credit Agreement to the principal balance owed by Borrower.

7. Conditions Precedent. This Agreement shall not become effective unless and until the date (the "Effective Date") that each of the following conditions shall have been satisfied in the Lender’s sole discretion, unless waived in writing by the Lender:

a. Delivery of Documents. The Borrower and the Guarantors shall deliver or cause to be delivered the following documents, each in substance and form acceptable to the Lender:

i. a copy of this Agreement, duly executed by the Borrower and the Guarantors;

ii. a certificate dated the date hereof, signed by a duly authorized officer, director or manager of the Borrower and the Guarantors, containing certified copies of (i) resolutions duly adopted by the board of directors or other applicable authorizing body of the Borrower and the Guarantors, as applicable, authorizing the execution and delivery of this Agreement and all documents required to be delivered in connection herewith, and all transactions contemplated herein; (ii) a statement containing the true and correct names, titles and signatures of individuals or entities authorized to sign such documents and authorize such transactions; (iii) a statement that the Borrower and each Guarantor is in good standing (or the substantive equivalent in each relevant jurisdiction) in the Borrower’s and each Guarantors’ jurisdiction of incorporation, organization or formation and in each jurisdiction in which it is qualified as a foreign corporation or other entity to do business; and (v) and a statement that there have been no modifications to the Borrower’s or any Guarantor’s formation or governance documents since November 29, 2021 except as contained in the documents attached to the certificate;

iii. a copy of the Revolving Note attached hereto as Exhibit D, duly executed by the Borrower;

iv. an updated Information Certificate reflecting any changes having occurred since December 31, 2022 duly executed by an Authorized Officer of the Borrower; and

v. on a best efforts basis, a copy of the Security by Title Transfer Agreement (Malta), acknowledged by Aspire Global plc.

b. Forbearance Fee. As partial consideration for the Lender’s agreement to forbear as set forth herein, the Borrower shall have paid a forbearance fee in the amount equal to fifty (50) basis points of the outstanding principal balance of the Loan on the date hereof after the application of the prepayment required pursuant to Section 7(c) of this Agreement. The Forbearance Fee shall be capitalized and shall be added to the outstanding principal balance of the Loan after the application of the prepayment required pursuant to Section 7(c) of this Agreement.

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c. Prepayment. Borrower shall have made a prepayment of the Loan in the amount of TWO MILLION DOLLARS (US$2,000,000.00) utilizing funds on deposit in the Aspire Business Account.

d. Professional Fees and other Expenses. As partial consideration for the Lender’s agreement to forbear as set forth herein, Borrower shall have paid or reimbursed Lender for all of all of Lender’s fees and expenses (including fees and expenses of counsel incurred in connection with the drafting and negotiation of this Agreement).

8. Discretionary Revolving Line of Credit. The Lender shall provide the Borrower with a discretionary revolving line of credit in the amount of TWO MILLION DOLLARS (US$2,000,000.00) which shall be available to the Borrower from time to time for general working capital purposes which revolving line of credit shall be evidenced by a Revolving Note in the form of Exhibit D attached hereto. All advances made under the Revolving Note shall be in the sole discretion of the Lender. The Revolving Note when executed shall be a Credit Document, advances made thereunder shall be an Obligation as defined in the Credit Agreement and as such shall be secured by Collateral in which the Borrower and the Guarantors have granted liens and security interests under the Collateral Documents. Borrower and each Guarantor hereby expressly reaffirms its grant and presently grants a security interest and Lien on the Collateral as security for the payment and performance of the obligations under the Revolving Note. Terms for discretionary advances, repayment of advances, and interest rate shall be set forth in the Revolving Note. All discretionary advances shall terminate automatically and all outstanding principal together with accrued but unpaid interest and fees shall become immediately due and payable, without notice to or action by any party, on the earlier of the Termination Date or the Maturity Date unless otherwise extended by the Lender.

9. Amendments to the Credit Agreement.

a. Section 1.1 of the Credit Agreement is hereby amended by deleting the definition of “Loan” and inserting the following in place thereof:

““Loan” means the term loan made pursuant to Section 2.1(a).”

b. Section 1.1 of the Credit Agreement is hereby amended by inserting the following definitions in alphabetical order:

““Forbearance Agreement” means the Forbearance Agreement dated as of June 20, 2023 by and between the Lender and the Credit Parties, as it may be amended, restated, supplemented or otherwise modified from time to time.”

““Revolving Loan” means the revolving loan made pursuant to Section 2.1(b).”

““Revolving Note” means a promissory note in the form of Exhibit D to the Forbearance Agreement.”

““Termination Event” has the meaning assigned to that term in the Forbearance Agreement.”

c. Section 2.1 of the Credit Agreement is deleted in its entirety and the following is substituted in place thereof:

“Section 2.1. Loan. (a) Subject to and upon the terms and conditions hereof and relying on the representations and warranties set forth herein, Lender agrees to make a single Loan to the Borrower on the Closing Date in the aggregate amount up to but not exceeding the Commitment. Lender shall not have any obligation to make a Loan in excess of the Commitment. Any principal amounts of the Loan subsequently repaid or prepaid may not be re-borrowed. The Commitment shall terminate immediately and without further action on the Closing Date.

(b)       Subject to and upon the terms and conditions hereof and relying on the representations and warranties set forth herein, Lender agrees, in its sole and absolute discretion, to make the Revolving Loan advances from time to time to the Borrower in the aggregate amount up to but not exceeding TWO MILLION DOLLARS (US$2,000,000.00) outstanding at any time. Any principal amounts of the Revolving Loan subsequently repaid or prepaid may be re-borrowed pursuant to the terms of the Revolving Note. The Revolving Loan shall terminate immediately and without further action on the earlier of the occurrence of a Termination Event or the Maturity Date.

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(c) The Loan shall (i) bear interest as provided in Section 2.4 hereof and (ii) be entitled to the security interests, collateral and other rights and benefits provided pursuant to the other Credit Documents.

(d) The Revolving Loan shall (i) bear interest as provided for in the Revolving Note and (ii) be entitled to the security interests, collateral and other rights and benefits provided pursuant to the other Credit Documents.

(e) Revolving Loan advances shall not be available to the Borrower or made by the Lender until such time as the Lender has received fully executed documents which provide that advances made under the Revolving Loan will be secured by a Lien on all Collateral granted by Karamba Limited under the laws of Malta, which documents must be executed on or before July 25, 2023.”

d. Section 2.3 of the Credit Agreement is amended by adding a new subsection (d) as follows:

“(d) Revolving Note. The Borrower shall execute and deliver to the Lender the Revolving Note.”

e. Section 2.4(e) of the Credit Agreement is deleted in its entirety and the following is substituted in place thereof:

“(e) Servicing Fee. In addition to the monthly interest payments, the Borrower shall be responsible for the payment to the Lender of all third-party servicing costs for the life of the Loan and Revolving Loan (the “Servicing Fee”) in consideration of the time and cost incurred by the Lender in connection with the servicing of the Loan and the Revolving Loan. The Servicing Fee shall initially be in the amount of Nine Hundred and 00/100 Dollars ($900.00) per month per facility. The Servicing Fee is subject to change based on future contractual rate increases and/or additional costs and fees incurred during the life of the Loan and the Revolving Loan. The Borrower shall pay the monthly Servicing Fee to the Lender in advance on the tenth (10th) day of each calendar month until the Loan, the Revolving Loan and all other Obligations are indefeasibly paid in full and the Revolving Loan is terminated.

f. Section 2.8(d) of the Credit Agreement is deleted in its entirety and the following is substituted in place thereof:

“(d) Asset Sales. If any Credit Party effects any Asset Sale, the net cash proceeds thereof shall be immediately paid by such Credit Party to the Lender, to be applied as a mandatory prepayment on outstanding Obligations.”

g. Each reference to the word “Loan” in Section 2.8 is deleted and the phrase “outstanding Obligations” is substituted in place thereof.

h. Section 2.9(c) of the Credit Agreement is deleted in its entirety and the following is substituted in place thereof:

“(c) Application of Payments. Absent an Event of Default, all amounts collected or received by Lender on account of the Obligations or any other amounts outstanding under any of the Credit Documents or in respect of the Collateral shall be paid over or delivered as follows:

FIRST, to the payment of any protective advances made by Lender with respect to the Collateral under or pursuant to the terms of the Credit Documents or otherwise with respect to the Obligations owing to Lender;

SECOND, to payment of any accrued and unpaid fees owed to Lender;

THIRD, to the payment of all of the Obligations consisting of accrued and unpaid interest on the Revolving Loan and the Loan;

FOURTH, to the payment of all documented out-of-pocket costs and expenses (including without limitation attorneys’ fees) of Lender in connection with this Agreement or any other Credit Document, including the enforcement of Lender’s rights under this Agreement and the other Credit Documents;

FIFTH, to the payment of all of the Obligations consisting of the outstanding principal amount of the Revolving Loan;

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SIXTH, to the payment of all of the Obligations consisting of the outstanding principal amount of the Loan;

SEVENTH, to all other Obligations which have become due and payable under the Credit Documents or otherwise and not repaid pursuant to clauses “FIRST” through “SIXTH” above; and

EIGHTH, to the payment of the surplus, if any, to whoever may be lawfully entitled to receive such surplus.

In carrying out the foregoing, amounts received shall be applied in the numerical order provided until exhausted prior to application to the next succeeding category.

After the occurrence of an Event of Default (including Specified Events of Default as defined in the Forbearance Agreement) or upon a Termination Event under the Forbearance Agreement, at the election of the Lender, the Lender shall have the immediate right to (i) require or establish reserves for items including, but not limited to, taxes, insurance and lease payments and/or (ii) direct and to apply all funds received from the Controlled Accounts and any other scheduled or unscheduled payments, interest, principal, prepayments and other amounts received of every description payable to the Borrower with respect to the Collateral and by the Borrower to the Lender with respect to the Obligations in such order and in such manner as the Lender shall elect in its sole discretion.”

i. Section 5.18(c) of the Credit Agreement is hereby amended by deleting “$2,000,000” and by substituting “$0” in place thereof for purposes of the definition of the “Required Aspire Minimum Balance”.

j. Section 2.11 of the Credit Agreement is deleted in its entirety and the following is substituted in place thereof:

“Absent an Event of Default, on each date provided for under Section 2.4(b)(i) and on each Payment Date, the Borrower shall cause distributions to be made from the Aspire Business Account to the extent of available funds in the Aspire Business Account not otherwise previously distributed to the Lender pursuant to the Revolving Note. The Lender shall apply such distributions as follows:

FIRST, to the payment of any protective advances made by Lender with respect to the Collateral under or pursuant to the terms of the Credit Documents or otherwise with respect to the Obligations owing to Lender;

SECOND, to payment of any accrued and unpaid fees owed to Lender;

THIRD, to the payment of all of the Obligations consisting of accrued and unpaid interest on the Revolving Loan and the Loan;

FOURTH, to the payment of all documented out-of-pocket costs and expenses (including without limitation attorneys’ fees) of Lender in connection with this Agreement or any other Credit Document, including the enforcement of Lender’s rights under this Agreement and the other Credit Documents;

FIFTH, on a Payment Date, to prepay the Loan in an aggregate amount equal to the Aspire Excess Cash Flow Amount in accordance with Section 2.8(g).

In carrying out the foregoing, amounts received shall be applied in the numerical order provided until exhausted prior to application to the next succeeding category.

After the occurrence of an Event of Default (including Specified Events of Default as defined in the Forbearance Agreement) or upon a Termination Event under the Forbearance Agreement, at the election of the Lender, the Lender shall have the immediate right to (i) require or establish reserves for items including, but not limited to, taxes, insurance and lease payments and/or (ii) direct and to apply all funds received from the Controlled Accounts and any other scheduled or unscheduled payments, interest, principal, prepayments and other amounts received of every description payable to the Borrower with respect to the Collateral and by the Borrower to the Lender with respect to the Obligations in such order and in such manner as the Lender shall elect in its sole discretion.”

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k. In each of the following definitions and sections, the Credit Agreement is hereby amended to insert the phrase “and the Revolving Loan” or “or the Revolving Loan” as the context so requires, after the word “Loan” in each place where such word appears therein: definition of “Aspire Business Interest Expense;” “Aspire Excess Cash Flow;” “Borrowing;” “Excluded Taxes;” “Maturity Date;” “Obligations;” Section 2.3(a); Section 2.3(b); Section 2.6; Section 2.7(a); Section 5.1(f); Section 7.3(a); Section 7.4; Section 8.1(a); Section 8.2(a); Section 8.2(b); Section 8.2(d); Section 9.3(c); Section 9.4(b); Section 9.4(c); Section 9.12; Section 9.13; and Section 9.16.

10. Other Amendments.

a. The 2/14 Email as amended is further amended to delete the date “June 30, 2023” and to substitute the date “August 31, 2023” in place thereof.

b. The 2/13 Email as amended is further amended to i) delete the date “June 30, 2023” and to substitute the date “August 31, 2023]” in place thereof, and ii) delete the date “July 3” and to substitute the date “September 1, 2023” in place thereof.

11. Covenants.

a. The Lender hereby defers the requirement of Section 5.1(e) of the Credit Agreement and of the 2/13 Email as amended with respect to the Borrower’s obligation to deliver the Aspire Excess Cash Flow Certificate which deferral shall be in effect only for the Forbearance Period. This is a limited deferral for the Forbearance Period only and shall not be construed as a deferral of future compliance with Section 5.1(e) of the Credit Agreement.

b. Cash Flow Forecasts.

(i) Commencing on the Effective Date, and continuing on each Tuesday thereafter up through and including Tuesday October 3, 2023], the Borrower and its Subsidiaries shall deliver to the Lender a consolidated rolling thirteen-week cash flow forecast together with a detailed, weekly cash budget setting forth the Borrower's projected weekly cash revenue and weekly cash expenses. Such forecast and budget shall provide worst case, best case and most likely case scenarios and shall provide detailed information of cash received and expenses anticipated to be paid in each scenario (the “Cash Forecast File”). For each week, the Borrower shall recommend for the approval of the Lender the budget the Borrower wishes to implement. Lender reserves to right to reject the Borrower’s recommended budget. Notwithstanding the budget approved, the Borrower shall have the option to expend up to an additional FIFTY THOUSAND DOLLARS and 00/100 CENTS (US$50,000.00) per week in its discretion for unanticipated expenses (for purposes herein the term “unanticipated expenses” shall not include fees auto-debited or auto-charged to the Borrower at any time by JP Morgan Chase Bank and ADP Inc. payroll services) which the Borrower in its good faith assessment deems reasonable to pay. Such additional payments shall be immediately reported to the Lender.

(ii) The covenants in this Section 11(b) are expressly intended to survive the occurrence of the Termination Date and the expiration of the Forbearance Period unless otherwise mutually agreed in writing by the Borrower and the Lender.

c. The Credit Parties shall at all times maintain the engagement of Houlihan Lokey (the “Advisor”), at their own expense to assist the Credit Parties with, among other things, the potential sale of all or substantially all of the assets of the Borrower and its Subsidiaries or a sale of the equity of the Borrower and its Subsidiaries (the “HL Engagement”). Such engagement shall continue to be on terms acceptable to the Lender. The Credit Parties shall not amend or modify the terms of the engagement without the consent of the Lender.

d. Upon the request of Lender, the Credit Parties shall engage and maintain such engagement, at their own expense, with a chief restructuring officer or similar advisor (“CRO”) within [10] business days after receipt of Lender’s request to assist the Credit Parties with financial restructuring and/or operational activities of the Borrower and its Subsidiaries. Such engagement shall be on terms acceptable to the Lender. The Credit Parties shall provide the Lender with a reasonable amount of time to review and comment on any such engagement letter prior to execution, which engagement letter shall include, among other things and not by way of limitation, authorization for the CRO to speak directly to the Lender without a Credit Party representative present, requirements for the CRO to provide the Lender with all material information prepared in the course of the CRO’s engagement immediately upon such information becoming available, requirements that the CRO participate in weekly status calls with Credit Parties’ management (including the Advisor retained by the Credit Parties, if applicable) and the Lender, and requirements that the CRO update the Lender on any other matters reasonably requested by the Lender with any such updates also to be provided to the Credit Parties by the CRO. The engagement letter of an CRO shall include a requirement that such Person be approved by and shall report directly to the Board of Directors or equivalent governing body of each Credit Party.

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e. If not previously provided to the Lender, the Borrower will use continuing best efforts to obtain the acknowledgement of Aspire Global plc to the Security by Title Transfer Agreement (Malta).

f. Senior Management of the Borrower shall participate in a telephonic meeting with the Lender at least once per calendar week at a time and date mutually agreed upon by the Borrower and the Lender, during which call the Borrower shall, among other things, update the Lender on all activities and progress toward execution one or more transactions contemplated by the HL Engagement.

12. Transfer of Assets. Each Credit Party agrees that it shall not, without the prior written consent of Lender, transfer an asset of any kind to any Person, including to an Affiliate.

13. Convera Payments. The Lender agrees to the Borrower’s continued use of Western Union or Convera Payment Solutions only for payment of non-U.S. vendors provided the amounts and the timing of such payments shall be substantially consistent with past practices and shall not create a breach of covenants regarding the amount of the Required Aspire Minimum Balance then in effect. Borrower agrees that the amount of funds to be transferred to Western Union or Convera Payment Solutions shall be reflected as an expense line item in the financial reporting provided to the Lender under Section 11(b) of this Agreement for the reporting period immediately prior to such anticipated transfer. To the extent necessary, at the Borrower’s option, a portion of transfers made pursuant to this Section 13 may be deemed to be an “unanticipated expense” for purposes of Section 11(b). The Lender reserves the right to withdraw this limited waiver upon reasonable written notice to the Borrower of no less than 14 days prior notice.

14. Reaffirmation of Loan Balance. The Borrower confirms that, as of the date hereof, upon giving effect to this Agreement and after having made the payment required in Section 7(c) and capitalizing the forbearance fee required in Section 7(b), it is indebted to the Lender in respect of the Loan in the principal amount of TWENTY-SIX MILLION TWO HUNDRED FIFTEEN THOUSAND FOUR HUNDRED FIFTY-SEVEN DOLLARS and 61/100 CENTS(US$26,215,457.61), together with interest accrued and unpaid thereon (including PIK interest), together with all fees, costs, expenses and other charges due and owing by the Borrower under the Credit Documents and that all such amounts are unconditionally owing by the Borrower to the Lender, without offset, defense or counterclaim of any kind, nature or description whatsoever.

15. Credit Documents. This Agreement, together with the Revolving Note, the 2/13 Email and the 2/14 Email each constitute a “Credit Document” as defined in the Credit Agreement, as the same may be amended from time to time. All references in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement, and each reference in the other Credit Documents to the Credit Agreement, “thereunder”, “thereof” or words of like import referring to the Credit Agreement shall be deemed to refer to the Credit Agreement as modified by this Agreement. For the avoidance of doubt, any default by the Borrower or any Guarantor under the terms of this Agreement shall constitute an Event of Default under the Credit Agreement.

16. Governing Law, Jurisdiction, Counterparts, Jury Trial Waiver Confidentiality. This Agreement shall be governed by, and construed in accordance with, the law of New York without reference to its conflicts of law principles (other than Section 5-1401 of the New York General Obligations Law). The provisions of Sections 9.7, 9.8, 9.9 and 9.16 of the Credit Agreement are hereby incorporated by reference as if fully set forth herein and shall apply mutatis mutandis.

17. Effect on Credit Documents. The Credit Agreement and each of the other Credit Documents shall be and remain in full force and effect in accordance with their respective terms and are hereby ratified and confirmed in all respects. The execution, delivery, and performance of this Agreement shall not operate, except as expressly set forth herein, as a modification or waiver of any right, power, or remedy of the Lender under the Credit Agreement, or any other Credit Document. The amendments contained in this Agreement are limited to the specifics hereof, shall not apply with respect to any facts or occurrences other than those on which the same are based, shall not excuse future non-compliance by the Borrower or any Guarantor with respect to any Credit Document to which it is a party, and shall not operate as a waiver or forbearance to any further or other matter under the Credit Documents. Each Credit Party hereby ratifies and reaffirms (i) the validity, legality and enforceability of the Credit Documents; (ii) that its reaffirmation of the Credit Documents is a material inducement to the Lender to enter into this Agreement; and (iii) that its obligations under the Credit Documents shall remain in full force and effect until all the Obligations have been paid in full. Guarantors expressly agree that the Guaranty of each extends to all Obligations under the Credit Documents, including Obligations under the Revolving Note. The Borrower and each Credit Party represents and warrants that the representations and warranties contained in this Agreement, Credit Agreement and in the other Credit Documents are true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof), except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties were true and correct on and as of such earlier date.

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18. Successors and Assigns. This Agreement binds and benefits the respective successors and assigns of the parties, except that neither the Borrower nor any Guarantor may assign or delegate any of its rights or obligations under this Agreement without the prior written consent of the Lender. The Lender may assign all or a portion of all of its rights and obligations under this Agreement.

19. No Amendment. Any amendment, or waiver of, or any consent given under, any provision of this Agreement shall be in writing and, in the case of any amendment, signed by the parties or their permitted successors and assigns.

20. Entire Agreement. This Agreement and the other Credit Documents represent the final and complete agreement of the parties hereto with respect to the subject matter herein, and all prior negotiations, representations, understandings, writings and statements of any nature with respect thereto are hereby superseded in their entirety by the terms of this Agreement and the other Credit Documents.

21. Further Assurances. The Borrower and each Guarantor shall execute and deliver any and all reasonable additional documents, agreements and instruments, and take such additional reasonable action (including the filing and recording of financing statements) as may be reasonably requested by the Lender, without payment of further consideration, to effectuate the intent and purpose of this Agreement and consistent with the provisions of, and limitations contained in, the Credit Documents. The Borrower and each Guarantor agree to cooperate with, and shall cause their Subsidiaries and their advisors to cooperate with, any financial advisors or appraisers that may from time to time be retained by or on behalf of the Lender, including, without limitation, providing reasonable access (upon reasonable advance notice) to their premises, personnel and books and records.

22. Advice of Counsel. Each Credit Party has freely and voluntarily entered into this Agreement with the advice of legal counsel of its choosing, or has knowingly waived the right to do so.

23. Reimbursement of Costs and Expenses. Each Credit Party agrees to pay all costs, fees and expenses of the Lender (including attorneys' fees), expended or incurred by the Lender in connection with the negotiation, preparation, administration and enforcement of this Agreement, the Credit Documents, the Obligations, any of the Collateral and all fees, costs and expenses incurred in connection with any bankruptcy or insolvency proceeding (including, without limitation, any adversary proceeding, contested matter or motion brought by the Lender or any other Person). Without in any way limiting the foregoing, each Credit Party hereby reaffirms its agreement under the applicable Credit Documents to pay or reimburse the Lender for certain costs and expenses incurred by the Lender. The Credit Parties are jointly and severally liable for their obligations under this Section 23.

24. Release. The Borrower and each Guarantor hereby release, waive, and forever relinquish all claims, demands, obligations, liabilities and causes of action of whatever kind or nature, whether known or unknown, which any of them have, may have, or might assert at the time of execution of the Agreement against the Lender and/or its parents, affiliates, participants, officers, directors, employees, agents, attorneys, accountants, consultants, successors and assigns, directly or indirectly, which occurred, existed, was taken, permitted or begun prior to the execution of this Agreement, arising out of, based upon, or in any manner connected with (i) any transaction, event, circumstance, action, failure to act or occurrence of any sort or type, whether known or unknown, with respect to the Credit Agreement, any other Credit Document and/or the administration thereof or the Obligations created thereby; (ii) any discussions, commitments, negotiations, conversations or communications with respect to the refinancing, restructuring or collection of any Obligations related to the Credit Agreement, any other Credit Document and/or the administration thereof or the Obligations created thereby, or (iii) any matter related to the foregoing, in each case, prior to the execution of this Agreement.

[signature pages follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

LENDER:

CP BF LENDING, LLC

By: CP Business Finance GP, LLC, its manager,

By: Columbia Pacific Advisors, LLC, its manager

By:    /s/ Brad Shain

Name: Brad Shain

Title: Fund Manager

[signature page to Forbearance Agreement]

BORROWER:

EBET, INC. F/K/A ESPORTS TECHNOLOGIES, INC.

By:   /s/ Aaron Speach

Name:   Aaron Speach

Title:   CEO

[signature page to Forbearance Agreement]

GUARANTORS:

GLOBAL E-SPORTS ENTERTAINMENT

GROUP LLC

By:   /s/ Aaron Speach

Name:   Aaron Speach

Title:   CEO

ESPORTSBOOK TECHNOLOGIES LIMITED

By:   /s/ Aaron Speach

Name:   Aaron Speach

Title:   CEO

ESEG LIMITED

By: GLOBAL E-SPORTS ENTERTAINMENT

GROUP LLC, its Director

By:   /s/ Aaron Speach

Name:   Aaron Speach

Title:   CEO

ESPORTS PRODUCT TECHNOLOGIES MALTA LTD

By:   /s/ Aaron Speach

Name:   Aaron Speach

Title:   CEO

ESPORTS MARKETING TECHNOLOGIES LIMITED

By:   /s/ Aaron Speach

Name:   Aaron Speach

Title:   CEO

[signature page to Forbearance Agreement]

GOGAWI ENTERTAINMENT GROUP LIMITED

By:   /s/ Aaron Speach

Name:   Aaron Speach

Title:   CEO

KARAMBA LIMITED

By:   /s/ Aaron Speach

Name:   Aaron Speach

Title:   CEO

ESPORTS PRODUCT TRADING MALTA LIMITED

By:   /s/ Aaron Speach

Name:   Aaron Speach

Title:   CEO

ESPORTS TECHNOLOGIES (ISRAEL) LTD

By:   /s/ Aaron Speach

Name:   Aaron Speach

Title:   CEO

EBET CURACAO N.V.

By:   /s/ Aaron Speach

Name:   Aaron Speach

Title:   CEO

[signature page to Forbearance Agreement]